Exhibit 8

Subsidiary (as of December 31, 2019)	Jurisdiction of Organization
Aços Laminados do Pará S.A.	Brazil
Atlantic Iron S.àr.l	Luxembourg
Australian Coal Inter Holding (NL) I B.V	Australia
Belcoal Pty Ltd	Australia
Belvedere Australia (BP) PTY Ltd	Australia
Belvedere Coal Management Pty Ltd	Australia
Biopalma da Amazônia S.A - Reflorestamento, Indústria e Comércio	Brazil
Bowen Central Coal Pty Ltd. - (ACN107 198 676)	Australia
Camberwell Coal Pty Ltd. - (ACN 003 825 018)	Australia
Centro Tecnológico de Soluções Sustentáveis S/A (CTSS)	Brazil
CMM Overseas S.A	Switzerland
Companhia Paulista de Ferro-Ligas	Brazil
Companhia Portuaria Baia de Sepetiba	Brazil
Companhia Siderúrgica Ubu	Brazil
Companhia Usina Tecpar	Brazil
CPP Participações S.A	Brazil
Docepar S.A.	Brazil
Eastern Star Resources Pty	Australia
Empreendimentos Brasileiros de Mineração S.A.	Brazil
Empresa Mineração Esperança	Brazil
Exide Group Incorporated	USA
Ferrous Limited	Isle of Man
Ferrous Resources do Brasil S.A.	Brazil
Ferrous Resources Limited (Isle of Man)	Isle of Man
Ferrous Resources Limited (UK)	UK
Florestas Rio Doce S.A	Brazil
Glennies Creek Coal Management Pty Ltd. - (ACN 097 768 093)	Australia
Integra Coal Operations Pty Ltd. - (ACN 118 030 998)	Australia
Integra Coal Sales Pty Ltd. - (ACN 080 537 033)	Australia
Internacional Iron Company. Inc	Panamá
Isaac Plains Coal Sales Pty Ltd. - (ACN 114 276 701)	Australia
Kaolin Overseas Ltd.	Cayman
Larco Ltd.	Cayman
Maitland Main Collieries Pty Ltd. - (ACN 000 021 652)	Australia
MBR Overseas Ltd.	Bermudas
Mediterranean Iron Limited	Malta
Minas da Serra Geral S.A.	Brazil
Mineração Corumbaense Reunida S.A	Brazil
Mineração Dobrados S.A. Indústria e Comércio	Brazil
Mineração Guanhães Ltda.	Brazil
Mineração Guariba Ltda	Brazil
Mineração Jacuipe S.A.	Brazil
Mineração Manati LTDA	Brazil
Mineração Mato Grosso S.A	Brazil
Mineração Ocirema Indústria e Comércio Ltda	Brazil
Minerações BR Holding GmbH	Austria
Minerações Brasileiras Reunidas S.A.	Brazil
Moatize Coal Investment (PTY) LTD	South Africa
Monticello Insurance Ltd.	Barbados
MS Empreendimentos e Participações Ltda	Brazil
MSE - Serviços de Operação, Manutenção e Montagem Ltda	Brazil
New Steel Global NV	Netherlands
New Steel Global S/A	Brazil
Potasio Rio Colorado S.A	Argentina
PT Bahodopi Nickel Smelting Indonesia	Indonesia
PT Kolaka Nickel Indonesia	Indonesia
PT Sumbawa Timur Mining	Indonesia
PT Vale Eksplorasi Indonesia	Indonesia
PT Vale Indonesia Tbk	Indonesia
Qld Coal Holdings Pty Ltd - (ACN 081 724 129)	Australia

Railvest Investments Inc	Canada
Retiro Novo Reflorestamento Ltda	Brazil
Rio Doce Australia Pty Ltd	Australia
Rio Doce International S.A	Belgium
Salobo Metais S.A	Brazil
Seamar Shipping Corporation	Liberia
Sociedade de Desenvolvimento Estudo e Implantação do Corredor de Nacala-(SDEICN (SPE))	Mozambique
Société Industrielle et Commerciale Brasilo-Luxembourgeoise - Brasilux	Luxembourg
SRV Corporate S.A	Switzerland
Startec Iron LLC	USA
Tecnored Desenvolvimentos Tecnológicos S.A.	Brazil
Tecnored Tecnologia de Auto-Redução S.A.	Brazil
Tiebaghi Nickel S.A.S (Branch)	New Caledonia
Tiebaghi Nickel S.A.S.	France
Transbarge Navegacion S.A.	Paraguay
Vale Americas Inc	USA
Vale Ásia Kabushiki Kaisha	Japan
Vale Australia (EA) Pty Ltd - (ACN 081 724 101)	Australia
Vale Australia (GC) Pty Ltd - (ACN 097 238 349)	Australia
Vale Australia (IP) Pty Ltd - (ACN 114 276 694)	Australia
Vale Australia Galilee Pty Ltd. - (ACN 107 201 230)	Australia
Vale Australia Holdings Pty Ltd (ACN 075 176 386)	Australia
Vale Australia Pty Ltd (ACN 062 536 270)	Australia
Vale Base Metals Americas, Inc	USA
Vale Base Metals Asia Pacific Pte. Ltd	Singapore
Vale Belvedere (BC) PTY	Australia
Vale Belvedere (SEQ) Pty Ltd	Australia
Vale Belvedere Pty Ltd (ACN 128 403 645)	Australia
Vale Canada Ltd	Canada
Vale China Holdings (Barbados) Ltd.	Barbados
Vale Colombia SAS en Liquidación	Colombia
Vale Emirates Ltd.	United Arab Emirates
Vale Energia S.A	Brazil
Vale Europe Limited	England
Vale Europe Pension Trustees Ltd.	England
Vale Evate Moçambique, Ltda	Mozambique
Vale Exploracion Argentina S.A.	Argentina
Vale Exploraciones Chile Ltda	Chile
Vale Exploration Peru SAC	Peru
Vale Exploration Philippines Inc	Philippines
Vale Exploration Pty Ltd (ACN 127 080 219)	Australia
Vale Fertilizer Netherlands B.V	Netherlands
Vale Holdings B.V Switzerland Branch	Switzerland
Vale Holdings B.V	Netherlands
Vale Inco Europe Holdings	England
Vale India Private Limited	India
Vale Holdings B.V Papua New Guinea	Papua New Guinea
Vale International S.A	Switzerland
Vale International S.A - Singapore Branch	Singapore
Vale International S.A-DIFC	United Arab Emirates
Vale Investments Ltd.	Jersey
Vale Japan Ltd.	Japan
Vale Limited	USA
Vale Logística de Argentina S.A	Argentina
Vale Logística de Uruguay S.A	Uruguay
Vale Malaysia Minerals Sdn. Bhd.	Malaysia
Vale Malaysia Sdn. Bhd.	Malaysia
Vale Manganês S.A	Brazil
Vale Mauritius Ltd.	Mauritius
Vale Metais Basicos S.A	Brazil
Vale Metals (Shanghai) Co.,Ltd	China
Vale Minerals China Co. Ltd	China

Vale Moçambique S.A	Mozambique
Vale Newfoundland & Labrador Ltd.	Canada
Vale Nickel (Dalian) Co. Ltd	China
Vale Nouvelle-Calédonie Branch	New Caledonia
Vale Nouvelle-Calédonie S.A.S.	France
Vale Óleo e Gás S.A	Brazil
Vale Oman Distribution Center LLC	Oman
Vale Oman Pelletizing Company LLC	Oman
Vale Overseas Ltd.	Cayman
Vale Power S.A.	Switzerland
Vale Projectos e Desenvolvimento Moçambique, Limitada	Mozambique
Vale Shipping Holding Pte. Ltd	Singapore
Vale Soluções em Energia S.A	Brazil
Vale South Africa (Proprietary) Ltd.	South Africa
Vale Switzerland S.A	Switzerland
Vale Taiwan Limited	Taiwan
Vale Technology Developments (Canada) Limited	Canada
Vale Trading (Shanghai) Co., Ltd	China
Vale Zambia Limited	Zambia
Valesul Alumínio S.A.	Brazil
VNCFi	New Caledonia